NETAPP, INC.
EMPLOYEE STOCK PURCHASE PLAN

As Amended And Restated Effective September 11, 2025

I. Purpose of the Plan

This Employee Stock Purchase Plan is intended to promote the interests of NetApp, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Code Section 423.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. Administration of the Plan

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423 or other applicable law, including designating separate Offerings under the Plan. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the determination of what compensation qualifies as Cash Earnings, handling of the payroll deductions and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of purchase rights granted pursuant to the Plan, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Further, without shareholder consent and without limiting Section X.A, the Plan Administrator shall be entitled to change the offering periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan.

Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. Stock Subject to Plan

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed seventy seven million and seven hundred thousand (77,700,000) shares, inclusive of the number of shares of Common Stock that remain available for issuance under the NetApp, Inc. Employee Stock Purchase Plan as amended of September 13, 2023 (one million one hundred eighty eight thousand five hundred and two shares (1,188,502) shares of Common Stock), subject to adjustment as provided herein.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. Offering Periods

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the Plan remains in existence.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

V. Eligibility

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date (subject to the provisions of Section V.B); provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) waiting periods for participation in future offering periods of not more than two (2) years from the participant’s date of hire. However, an Eligible Employee may participate in only one offering period at a time. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Code Section 423.

B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete an on-line enrollment process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date established by the Plan Administrator on or prior to that offering period in a uniform and non-discriminatory basis.

VI. Payroll Deductions

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)
The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.
(ii)
The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, except as may be required by applicable law, as determined by the Corporation, and if so required, will apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes, except under Offerings in which applicable local law requires that amounts collected from the Participants be segregated from the Corporation’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

VII. Purchase Rights

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase

Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value per share of Common Stock at the time such purchase right is granted or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease, or implement, the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be promptly refunded to Participant after each Purchase Date.

F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:

(i)
A Participant may withdraw from the offering period in which he or she is enrolled by completing an on-line withdrawal process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or by filing the appropriate form with the Plan Administrator (or its designate) at any time on or before the seventh (7th) business day prior to the next scheduled Purchase Date in the offering period (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), and no further payroll deductions shall be collected from the Participant with respect to that offering period; provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) a different date for effective withdrawals from the Plan. Any payroll deductions collected during the Purchase Interval in which such timely withdrawal occurs shall be refunded as soon as possible and no shares will be purchased on behalf of such Participant on the next Purchase Date, and if such withdrawal is not timely made, and subject to the laws of the applicable jurisdiction, any payroll deductions collected during the Purchase Interval will be used to purchase shares on the next Purchase Date on behalf of such Participant.
(ii)
The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or by making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of that offering period.

H. Termination of Eligible Employee Status. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. A Participant’s purchase right shall not terminate during any notice of termination period (e.g., garden leave, etc.) through the effective date of the Participant’s termination of employment as set forth in the notice, whether or not the Participant is providing active service to the Corporation. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the seventh (7th) business day prior to the Purchase Interval in which such leave commences (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), to withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval.

In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave; provided, however, that payroll deductions on the Participant’s behalf may be collected for amounts paid during such leave for services rendered by the Participant prior to his or her leave. Upon the Participant’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of any offering period in which he or she wishes to participate.

I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) (or such other percentage (which shall not be below eighty-five percent (85%) the Administrator set for the purchase price per share for the applicable Offering Period pursuant to Section V hereof) of the lesser of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall use its commercially reasonable efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution.

L. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. Accrual Limitations

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)
The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.
(ii)
No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. Effective Date and Term of the Plan

A. The Plan was adopted by the Board on July 18, 2025 and was subsequently approved by the shareholders and became effective at the Effective Time.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

C. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.

X. Amendment of the Plan

A. The Board may alter, amend, suspend, terminate or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. To the extent necessary to comply with Code Section 423 (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

XI. General Provisions

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Appendix

The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

D. Change in Control shall have the meaning set forth in the Corporation’s 2021 Equity Incentive Plan, as it may be amended and restated from time to time.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Compensation Committee shall mean the Talent and Compensation Committee of the Board, as its name may be changed from time to time, or any successor or predecessor thereto.

H. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

I. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

J. Effective Time shall mean September 10, 2025.

K. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator (if required under applicable local law) for purposes of any separate Offering.

L. Fair Market Value shall mean, as of any date: If the Common Stock is listed on a national securities exchange or interdealer quotation system, the closing sale price of a share of Common Stock as reported on such exchange or system for that date, or if there is no reported sale on that date, the closing sale price on the last preceding date on which a sale was reported;

(i)
If the Common Stock is not listed on any such exchange or system but is quoted over-the-counter, the average of the highest bid and lowest asked prices for a share of Common Stock on the relevant date, as reported by such over-the-counter quotation service as the Committee may select; or
(ii)
If there is no established public trading market for the Common Stock, the value determined in good faith by the Committee using a reasonable application of a reasonable valuation method, in accordance with Code Section 409A, and considering all relevant facts and circumstances, including any recent arm’s-length transactions involving the Company’s equity securities.

M. 1933 Act shall mean the Securities Act of 1933, as amended.

N. Offering means an offer under the Plan of a purchase right that may be exercised during an offering period as further described in Section VII. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

O. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

P. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

Q. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

R. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

S. Purchase Date shall mean the last business day of each Purchase Interval.

T. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

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